Exhibit 16

                       [SWEENEY, GATES & CO. LETTERHEAD]

August 7, 2000

Securities and Exchange Commission
Filer Support 2
Mail stop 1-4
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the attached Form 8-K dated August 7, 2000 of Silk Botanicals.com, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                            /s/ Sweeney, Gates & Co.

cc: Robert C. Hachney, Esquire
    Agent for Silk Botanicals.com, Inc.